JOINDER AND AMENDMENT AGREEMENT

THIS JOINDER AND AMENDMENT AGREEMENT, dated as of March 18, 2019 (this “Agreement”), is by and among Barclays Bank PLC (the “New Term Loan Lender”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Borrower”), OCWEN FINANCIAL CORPORATION, a Florida corporation (“Parent”), certain Subsidiaries of Parent, as Subsidiary Guarantors, the other Lenders party hereto and BARCLAYS BANK PLC, as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Senior Secured Term Loan Facility Agreement, dated as of December 5, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, Parent, the Subsidiary Guarantors, the Lenders party thereto from time to time, and Barclays Bank PLC, as Administrative Agent and Collateral Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may provide an increase to the Restatement Effective Date Term Loans or New Term Loan Commitments (which may be in the form of a new Series of New Term Loans or an increase to the amount of Restatement Effective Date Term Loans or any then outstanding series of New Term Loans, such new term loan commitments or increase, the “New Term Loan Commitments”) by entering into one or more Joinder Agreements with the New Term Loan Lenders, as applicable.

WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent agree to amend certain provisions of the Credit Agreement, in accordance with the requirements of Section 10.05 of the Credit Agreement, and the Required Lenders and the Administrative Agent are willing to so agree subject to the terms and conditions contained in this Agreement;

WHEREAS, Barclays Bank PLC and JPMorgan Chase Bank, N.A. are acting as joint lead arrangers and joint bookrunners in connection with the New Term Loans (the “Lead Arrangers”);

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The New Term Loan Lender hereby agrees to commit to provide its Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

The New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each New Term Loan Lender and the Borrower agree that the New Term Loans will be an increase to the Restatement Effective Date Term Loans and, when funded, will constitute Restatement Effective Date Term Loans for all purposes of the Credit Agreement.

Each Lender hereby agrees to make its Commitment on the following terms and conditions:

1.	Applicable Margin. The New Term Loans will bear interest (i) with respect to New Term Loans that are Eurodollar Rate Loans, at the Eurodollar Rate plus 5.00% per annum; and (ii) with respect to New Term Loans that are Base Rate Loans, at the Base Rate plus 4.00% per annum.

2.	Principal Payments. Pursuant to Section 2.09 of the Credit Agreement, Schedule 2.09 to the Credit Agreement is hereby amended as set forth on Schedule 2.09 hereto to reflect the increase to the Restatement Effective Date Terms hereunder.

3.	Voluntary and Mandatory Prepayments. The New Term Loans shall be Restatement Effective Date Term Loans and shall share in the mandatory and voluntary prepayment provisions of the Credit Agreement on a pro rata basis with the existing Restatement Effective Date Term Loans. Scheduled installments of principal of the New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the New Term Loans, in accordance with Sections 2.09, 2.11 and 2.12 of the Credit Agreement respectively; and the New Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Restatement Effective Date Term Loan Maturity.

4.	Other Fees. The Borrower agrees to pay the New Term Loan Lender an upfront fees (which may take the form of original issue discount) in an amount equal to 0.75% of the total amount of the New Term Loans funded on the date hereof. Such upfront fees will be in all respects fully earned, due and payable on the date hereof and non-refundable and non-creditable thereafter.

5.	[Reserved].

6.	New Lenders. The New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of the New Term Loans that the New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

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7.	Use of Proceeds. The Borrower covenants and agrees that it will use the proceeds of the New Term Loans for general corporate purposes.

8.	Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans shall be one series with the, and increase the amount of, the Restatement Effective Date Term Loans outstanding under the Credit Agreement and otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

9.	Amendments. On the Increased Amount Date, after giving effect to the incurrence of the New Term Loans, the Credit Agreement is hereby amended as follows:

(a) The definition of “Borrower” in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following:

“Borrower” means OLS (as defined in the preamble hereto) and any Successor Borrower (as defined in Section 6.08).

(b) Section 6.08(j) of the Credit Agreement is hereby replaced in its entirety with the following:

(j) the Borrower may (in one or a series of transactions) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, the Parent, or any Subsidiary of Parent (or effect the foregoing through a reorganization or other restructuring involving one or more Subsidiaries of Parent) that is, in each case, a Wholly-Owned Subsidiary, is validly existing under the laws of the United States of America or any jurisdiction thereof, so long as:

(A) the resulting, surviving or transferee Person (the “Successor Borrower”) (x) is (or will be) licensed to perform servicing of mortgage loans and (y) will expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents;

(B) immediately after giving effect to such transaction, no Default or Event of Default would exist that shall not have been cured or waived;

(C) each Loan Party (unless it is the other party to the transactions above, in which case clause (A) shall apply) shall have by supplement to this Agreement (or by a reaffirmation agreement, which may be omnibus) confirmed that its guarantee and grant of security interests shall apply to such Person’s obligations in respect of the Loan Documents;

(D) to the extent necessary, an amendment or consent to the existing Acknowledgement Agreements have been obtained;

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(E) the Borrower shall have delivered to the Administrative Agent (i) notice of such merger, conveyance, transfer or lease at least 20 days prior to such event and (ii) satisfactory “know your customer” documentation at least 10 days prior to such event to the extent reasonably requested in writing at least 15 days prior to the effectiveness of such merger, conveyance, transfer or lease;

(F) to the extent the Successor Borrower was not a Loan Party immediately prior to becoming the Successor Borrower, such Person shall have delivered to the Administrative Agent and Collateral Agent (i) a Counterpart Agreement with such changes as may be requested by or acceptable to the Administrative Agent, (ii) a Pledge Supplement to the Security Agreement or such other agreements, documents and instruments as the Administrative Agent may reasonably request in order to grant and perfect a First Priority Lien in favor of the Collateral Agent in substantially all assets of such Person (other than any assets excluded pursuant to Section 2.2 of the Security Agreement) and (iii) all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.01(b), (f) and (g), in each case, in form and substance reasonably acceptable to the Administrative Agent; and

(G) the Parent shall have delivered to the Administrative Agent a certificate of an Authorized Officer of Parent certifying compliance with the provisions of this clause (j).

10.	Required Lender Consent. The Required Lenders (which includes the New Term Loan Lender) agree that as of the Increased Amount Date, Automotive Capital Services, Inc. shall no longer be (i) a “Material Subsidiary” unless it is required to do so pursuant to the definition of “Material Subsidiary” in the Credit Agreement or (ii) a Loan Party. The Required Lenders hereby also authorize the Administrative Agent take such actions reasonably requested by the Borrower as shall be necessary or advisable to release any Collateral owned by Automotive Capital Services, Inc. or to release Automotive Capital Services, Inc. from its guarantee obligations under the Loan Documents.

11.	Certifications.

(a)	By its execution of this Agreement the Borrower hereby certifies that:

i.	No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

ii.	The Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

(b)	By its execution of this Agreement, the Parent hereby certifies that:

i.	on the date hereof before and after giving effect to the transactions set forth herein including the incurrence of the New Term Loans, the present fair saleable value of the assets of Parent (as used herein “Parent” means Parent and its Subsidiaries on a consolidated basis) is greater than the total amount of debt, including contingent liabilities, of the Parent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5);

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ii.	Parent is not incurring, and does not intend to incur, or believe (nor should it reasonably believe) that it shall incur debts or liabilities beyond Parent’s ability to pay such debts and liabilities as they mature; and

iii.	Parent is not, and after giving effect to the transactions set forth herein including the incurrence of the New Term Loans will not be, left with unreasonably small capital in relation to its business contemplated on the Increased Amount Date or with respect to any transaction contemplated to be undertaken after the Increased Amount Date.

12.	Conditions. The effectiveness of this Agreement and the funding of the commitments set forth herein shall be conditioned upon the satisfaction of the following (the date of satisfaction of such conditions, the “Increased Amount Date”):

i.	The Administrative Agent shall have received (x) executed counterparts of this Agreement signed by each Loan Party and the New Term Loan Lender and (y) solely as a condition to effectiveness of Sections 9 and 10 hereof, consents to this Agreement in the form of Exhibit A hereto from the Lenders constituting the Required Lenders (after giving effect to the borrowing of the New Term Loans); provided that the New Term Loan Lender’s counterpart to this Agreement shall be deemed to be a consent for purposes of this clause (y).

ii.	The Borrower shall deliver or cause to be delivered favorable written opinions of Mayer Brown LLP, counsel for Loan Parties, as to such matters as the Administrative Agent may reasonably request, and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to Agents and Lenders);

iii.	The Borrower shall satisfy the conditions set forth in Sections 3.01(h) of the Credit Agreement (provided that each reference therein to Section 3.01 shall be deemed a reference to Section 2.22, each reference therein to the Restatement Effective Date shall be deemed a reference to the Increased Amount Date);

iv.	The Borrower shall deliver an Officers’ Certificate setting forth the calculations (in reasonable detail) demonstrating (i) pro forma compliance with the financial covenant described in Section 6.07 of the Credit Agreement after giving effect to the New Term Loans as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 5.01(b) or (c) of the Credit Agreement;

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v.	All fees and reasonable and invoiced (at least two Business Days prior to the Increased Amount Date) out-of-pocket expenses required to be paid to the Lenders, the Administrative Agent or the Lead Arrangers shall, upon the borrowing of the New Term Loans, have been paid;

vi.	The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Loan Party certifying (1) that none of such Loan Party’s Organizational Documents have been amended, supplemented or otherwise modified since the date last delivered to the Administrative Agent or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification; (2) signature and incumbency certificates of the officers of each Loan Party executing this Amendment; and (3) resolutions of the Board of Directors or similar governing body of each Loan Party ratifying or approving and authorizing the execution, delivery and performance of this Amendment;

vii.	The Administrative Agent shall have received a good standing certificate from the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation for each Loan Party, each dated a recent date prior to the Increased Amount Date;

viii.	The Administrative Agent shall have received copies of UCC, tax and judgment lien searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party (except for Ocwen Mortgage Servicing, Inc.) as debtor and that are filed in those state and county jurisdictions in which any Loan Party (except for Ocwen Mortgage Servicing, Inc.) is organized or maintains its principal place of business and such other searches that the Administrative Agent deems reasonably necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens or any other Liens acceptable to the Administrative Agent); and

ix.	The Administrative Agent and Lenders shall have received (1) all documentation and other information about the Borrower and the Subsidiary Guarantors as has been reasonably requested in writing by the Administrative Agent or Arrangers at least ten (10) days prior to the Increased Amount Date and they reasonably determine is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (as amended, supplemented or modified from time to time, the “PATRIOT Act”) and (2) at least five (5) days prior to the Increased Amount Date, if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, it shall deliver a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 to the Administrative Agent and any Lender that requests it; and

x.	The Administrative Agent shall have received a Borrowing Notice with respect to the New Term Loans pursuant to Section 2.01(b) of the Credit Agreement.

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13.	Eligible Assignee. By its execution of this Agreement, each New Term Loan Lender represents and warrants that it is an Eligible Assignee.

14.	Representations and Warranties. By its execution of this Agreement, the Borrower hereby certifies that the execution, delivery and performance by the Borrower and each other Loan Party of this Agreement, and each other Loan Document executed or to be executed by it in connection with this Agreement are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate, limited liability company, or other organizational action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms and the terms of the Credit Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by this Agreement and the consummation of the transactions contemplated by this Agreement at the Increased Amount Date do not and shall not (a) violate (i) any provision of any law, statute, ordinance, rule, regulation, or code applicable to any Loan Party, (ii) any of the Organizational Documents of any Loan Party or (iii) any order, judgment, injunction or decree of any court or other agency of government binding on any Loan Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which have been obtained on or before the Restatement Effective Date and except for any such approvals or consents the failure of which to obtain shall not have a Material Adverse Effect.

15.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender shall be as set forth below its signature below.

16.	Tax Forms. The New Term Loan Lender delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the New Term Loan Lender may be required to deliver to Administrative Agent pursuant to subsection 2.18(c) of the Credit Agreement.

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17.	Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the New Term Loans made by the New Term Loan Lender in the Register.

18.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto (or with respect to Section 10 and 11, the Required Lenders).

19.	Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

20.	Effect of Agreement. The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment, consent, waiver, or other modification herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment, consent, waiver, or other modification in respect of any other term or condition of any Loan Document. Each Loan Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents. This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.

21.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

22.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

23.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of March 18, 2019.

BARCLAYS BANK PLC

By:	/s/ Ronnie Glen
Name:	Ronnie Glen
Title:	Director

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OCWEN FINANCIAL CORPORATION

By:	/s/ R. John McNeill
Name:	R. John McNeill
Title:	Treasurer

OCWEN LOAN SERVICING, LLC

By:	/s/ John P. Kim
Name:	John P. Kim
Title:	President, Chief Executive Officer and Chief Financial Officer

OCWEN MORTGAGE SERVICING, INC.

By:	/s/ John P. Kim
Name:	John P. Kim
Title:	President, Chief Executive Officer and Chief Financial Officer

PHH CORPORATION

By:	/s/ R. John McNeill
Name:	R. John McNeill
Title:	Treasurer

PHH MORTGAGE CORPORATION

By:	/s/ R. John McNeill
Name:	R. John McNeill
Title:	Vice President - Finance

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Consented to by:

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Director

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EXHIBIT A

CONSENT TO JOINDER AND AMENDMENT

CONSENT (this “Consent”) to the Joinder and Amendment Agreement (the “Agreement”), by and among Ocwen Loan Servicing, LLC, a Delaware limited liability company, Ocwen Financial Corporation, a Florida corporation (“Parent”), certain subsidiaries of Parent, as subsidiary guarantors, Barclays Bank PLC, as Administrative Agent and the other parties thereto.

The undersigned Lender hereby irrevocably approves of and consents to the amendments set forth in Sections 9 and 10 of the Agreement.

(Name of Institution including branch if applicable)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:

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SCHEDULE A TO
JOINDER AGREEMENT

Name of Lender	Amount
BARCLAYS BANK PLC	$120,000,000

SCHEDULE 2.09
Amortization Schedule

Payment Date	Principal Amount

March 31, 2019	$6,358,126.35
June 30, 2019	$6,358,126.35
September 30, 2019	$6,358,126.35
December 31, 2019	$6,358,126.35
March 31, 2020	$6,358,126.35
June 30, 2020	$6,358,126.35
September 30, 2020	$6,358,126.35
Restatement Effective Date Term Loan Maturity Date	All Outstanding Principal